Exhibit 99.4

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of VimpelCom Ltd. for the upcoming Special General Shareholders Meeting.

Vote by Mail – Please complete, sign, date and return the proxy card in the envelope provided, or mail to: Telenor ASA, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X Please mark your vote as in this example

Telenor ASA recommends that shareholders of VimpelCom Ltd. vote AGAINST each of the items on the agenda.

	FOR	AGAINST	ABSTAIN
1. To approve, for the purposes of bye-law 55.4(f) of the bye-laws of VimpelCom, the issuance by VimpelCom of up to 325,639,827 common shares of VimpelCom and of 305,000,000 convertible preferred shares of VimpelCom pursuant to the terms of the Share Sale and Exchange Agreement relating to the acquisition by VimpelCom of Wind Telecom approved by the Supervisory Board on January 16, 2011.	☐	☐	☐
2. To increase the authorized share capital of VimpelCom to US$3,114,171.83 by the creation of 630,639,827 new common shares of par value US$0.001 each in VimpelCom and of 305,000,000 new convertible preferred shares of par value US$0.001 each in VimpelCom, the new shares having the rights and being subject to the conditions set out in the VimpelCom bye-laws.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE POSTAGE PAID AND ADDRESSED ENVELOPE PROVIDED AS SOON AS POSSIBLE TO ENSURE YOUR VOTE IS RECEIVED BEFORE THE VOTING CUT-OFF MARCH 11, 2011, 5:00 PM EST. The Voting Instruction must be signed by the person in whose name the ADR is registered on the books of the Depositary. In the case of a corporation, the voting instruction must be signed by a duly authorized Officer or Attorney.

Date: ______________________________, 2011

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Signature

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Signature (if held jointly)

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Title(s) if any

Please date and sign exactly as the name(s) appear(s) on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by an authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Proxy Solicited By Telenor ASA

Re: Special General Meeting of VimpelCom Ltd. to be held on March 17, 2011

CUSIP: # 927-19A-106 (US ISIN: US92719A1060)
Instructions to The Bank of New York Mellon, as Depositary

(Must be received prior to 5:00 p.m. EST on March 11, 2011)

BLUE PROXY

The undersigned Owner and Holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Common Shares of VimpelCom Ltd. represented by the American Depositary Shares evidenced by such American Depositary Receipts held in the name of the undersigned on the books of the Depositary as of the close of business on January 31, 2011 at the Special General Shareholders Meeting of VimpelCom Ltd. to be held on March 17, 2011, 10:00 a.m. Central European Time in Amsterdam, the Netherlands, and at any adjournment or postponement thereof, in respect to the resolutions specified below.

If no instructions are received by The Bank of New York Mellon, as Depositary, from an owner with respect to any of the Common Shares of VimpelCom Ltd. represented by the American Depositary Shares evidenced by such owners or holders of American Depositary Receipts on or before 5:00 p.m. New York Time on March 11, 2011 then the Depositary shall not vote, or attempt to exercise the right to vote, that attaches to, or give a proxy with respect to, those Common Shares of VimpelCom Ltd.

This proxy revokes all prior proxies and all prior instructions to The Bank of New York Mellon as Depositary given by the undersigned.

(Continued on other side)